Exhibit 10.03

[Education Management Letterhead]

February 13, 2007

John R. McKernan, Jr.

c/o Education Management Corporation

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Dear Jock:

Reference is made to the Employment Agreement between you and Education Management Corporation (the “Company”) dated as of June 1, 2006 (the “Employment Agreement”), the Nonqualified Stock Option Agreement (Time-Vesting) dated as of August 1, 2006 (the “Time-Vesting Option”), and the Nonqualified Stock Option Agreement (Performance-Vesting) dated as of August 1, 2007 (the “Performance-Vesting Option” and together with the Time-Vesting Option, the “Option Agreements”). This letter is intended to set forth our agreement with you regarding the “Transition Event” (as defined in the Employment Agreement).

You agree that, for purposes of Sections 1.2, 1.3 (other than the third sentence thereof), 1.4, and 3.2(d)(i) of the Employment Agreement, the Transition Event will be deemed to occur upon Todd Nelson’s becoming the Company’s Chief Executive Officer notwithstanding that it occurs before the first anniversary of the Effective Date (as defined in the Employment Agreement) and you further agree to waive the 15 advance notice requirement provided for in Section 1.3 of the Employment Agreement. For purposes of Sections 1.3 (third sentence only), 2.1 and 2.2 of the Employment Agreement, Section 3(d) of the Time-Vesting Option and Section 3(e) of the Performance-Vesting Option, the parties agree that the Transition Event will be deemed to occur upon the later of the June 30, 2007, and the date that Todd Nelson becomes the Company’s Chief Executive Officer. Accordingly, if, as has been announced, Todd Nelson becomes the Company’s Chief Executive Officer on February 20, 2007, the Transition Event (for the purposes described in the preceding sentence) will occur on June 30, 2007 and, as of the occurrence of the Transition Event (x) the Time-Vesting Option shall be vested, and exercisable, with respect to 37,069 of the shares originally subject to it (171,052 x 1.667% x 13 = 37,069) and the Time-Vesting Option shall be forfeited with respect to 53,393 shares and (y) the numerator in the fraction described in Section 3(e) of the Performance-Vesting Option shall be 13 and the Performance -Vesting Option shall be forfeited with respect to 53,396 shares.

Except as expressly modified herein, the Employment Agreement and the Option Agreements shall remain in full force and effect.

If the foregoing accurately reflects our understanding, kindly acknowledge your agreement by signing below where indicated and returning the executed letter to me.

Education Management Corporation

By:	/s/ Edward West
Edward West

AGREED AND ACKNOWLEDGED
This 13th day of February, 2007

/s/ John R. McKernan, Jr.
John R. McKernan, Jr.

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